QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.7.8

2003 PLAN AMENDMENTS
RETIREMENT SAVINGS AND INVESTMENT PLAN AND CASH
BALANCE PENSION PLAN

AMENDMENT No. 6 TO THE RETIREMENT SAVING AND INVESTMENT PLAN

        I.     In-Kind Distributions.

          Section 8.2 is amended by replacing the first sentence in that section with

      After all required accounting adjustments, the Trustee, in accord with the direction of the Administration Committee, shall make payment of the Participant's Vested Accrued Benefit in cash or in kind (but only to the extent his Accounts contain contributions that constitute contributions to the ESOP under Section 4 of Appendix C to the Plan), or a combination thereof, under one of the following methods, as elected by the Participant or Beneficiary:

        II.    Participant Fees.

          Section 17.3 is amended by adding the following to the end of Section 17.3:

      The Administration Committee is authorized and directed to charge certain Plan expenses to certain Participants, to the extent permitted by law and related regulations. Specifically, the Administration Committee is authorized and directed to charge a fee to each Participant who receives a distribution, a fee to any Participant who takes out a loan, and a fee to any Former Participant who maintains an IDP account. The Administration Committee is authorized to pay these expenses from the Trust and allocate the expenses to relevant Participants' Accounts. The Administration Committee shall determine the amount of the distribution fee and may adjust the fee from time to time, at its discretion, provided that the fee must be reasonable with respect to the services provided.

          Section 6.2 is amended by adding the following to the end of Section 6.2:

      In addition, each Participant's Account shall be charged with any expenses to the extent authorized under Section 17.3.

        III.  Hardship Withdrawals.

          Section 9.2 is replaced by the following:

      9.2(a) General. A Participant shall be entitled to make withdrawals form his Salary Deferral Account prior to termination of Service in the case of and to the extent required by a hardship, subject to the limitations and conditions of this Section. A hardship exists if a withdrawal is necessary to satisfy an immediate and heavy financial need of the Participant, and is in an amount necessary to satisfy the financial need.

      (1)    Subject to the limitations stated herein, any hardship withdrawal shall first be made pro-rata from the Participant's Account.

      (2)    Hardship withdrawals from a Participant's Salary Deferral Account are limited to the Participant's total Salary Deferral Contributions as of the date of the withdrawal, plus amounts treated as such under Treas. Reg. § 1.401(k)-1(b)(5) and earnings on all such amounts through December 31, 1988 (or the market value of the Participant's Salary Deferral Account, if less) less the amount of previous hardship withdrawals. These limitations also apply to amounts that are attributable to salary reduction contributions and qualified employer contributions or qualified employer contributions made to another plan in which the Participant participated that are received by the Trust in a trust-to-trust transfer described in Section 5.4(b).

      (3)    Notwithstanding the foregoing, no hardship distribution will be allowed for a Participant whose eligible amount under subparagraph 1 is less then $500.

      (4)    Hardship determinations shall be made according to the standards set forth below in subsections (b) and (c). These standards shall be modified in accordance with revenue rulings, notices, and other documents of general applicability published by the Internal Revenue service to expand the list of deemed immediate and heavy financial needs and additional methods for distributions to be deemed necessary to satisfy an immediate and heavy financial need.

          (b)   Immediate and Heavy Financial Need.

          The Participant will be deemed to have an immediate and heavy financial need if and only if the Participant requests a distribution for one of the following reasons:

      (1)    Expenses for medical care described in section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in section 152) or necessary for these persons to obtain medical care described in section 213(d);

      (2)    Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

      (3)    Payment of tuition, related educational fees, and room and board expenses, for the next 12 months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in section 152); or

      (4)    Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence.

          (c)   Withdrawal Necessary to Satisfy Financial Need.

          A withdrawal will be deemed necessary to satisfy an immediate and heavy financial need of Participant if and only if the Participant certifies and agrees that all of the following requirements are satisfied:

            (1)    The distribution is not in excess of the amount of the immediate and heavy financial need of the Participant. The amount of an immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

            (2)    The Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the employer;

            (3)    The Participant will not make elective contributions and employee contributions to the plan and all other plans maintained by the Company for at least 12 months after receipt of the hardship distribution. For this purpose the phrase "all other plans maintained by the Company means all qualified and non qualified plans of deferred compensation maintained by the Company, including without limitation, stock option, stock purchase, or similar plans.

  (c)
  Suspension of Salary Deferral Contributions. Effective for Hardship Withdrawals effected on or after October 1, 2003, a Participant who receives a Hardship Withdrawal is prohibited from making Salary Deferral Contributions for six (6) months.

  (d)
  No Redeposit of Hardship Withdrawal. A Participant shall not be permitted to recontribute to or redeposit in his Accounts any portion of the amounts withdrawn by reason of hardship.

  (e)
  Hardship Withdrawal Ineligible for Rollover. The portion of a Hardship Withdrawal distributed after December 31, 1998 attributable to elective deferral contribution may not be part of an eligible rollover distribution.

        IV.       Name Change.

        Effective January 1, 2004, the official Plan name shall be the "WaMu Savings Plan." Accordingly, each reference in the Plan document to the Washington Mutual, Inc. Retirement Savings and Investment Plan or the Retirement Savings and Investment Plan shall thereafter refer to the "WaMu Savings Plan."

        V.    In Service Distribution of Rollover Contributions.

        Effective October 1, 2003, the following new Section 8.1(e) is hereby added:

      (e)    In-Service Distribution. Notwithstanding any contrary provisions in the Plan, effective October 1, 2003, a Participant may elect to receive all or any portion of his account to the extent of any Rollover Contributions and any earnings thereon.

        VI.    No In-Kind Rollover Contributions.

        Effective November, 1, 2003, new Section 5.4(c) is added as follows:

      (c)    Notwithstanding the foregoing, effective November 1, 2003, Rollover Contributions must be made exclusively in cash.

APPENDIX D

        1.     Definitions.

        Capitalized terms in this Appendix D are defined in Article 2 of the Washington Mutual, Inc. Retirement Savings and Investment Plan, with the following exceptions:

    1.1.    Pioneer. Pioneer Savings Bank.

    1.2.    Pioneer ESOP. Pioneer Savings Bank Employee Stock Ownership Plan as amended and restated, generally effective as of January 1, 1998.

    1.3.    Pioneer ESOP Accrued Benefit. The benefit accrued under the Pioneer ESOP as of September 30, 2003.

    1.4.    Prior Pioneer Participant. Any person who is entitled to a benefit under the Pioneer ESOP that has not been distributed in full as of September 30, 2003.

        2.     Background.

    2.1.    The Company acquired Pioneer and Pioneer merged into the Company as of March 1, 1993. As a result, the Company became the successor sponsor of the Pioneer ESOP.

    2.2.    The Company has continued to maintain the Pioneer ESOP but has made no contributions to the Pioneer ESOP. Prior Pioneer Participants continued to accrue vesting service under the Pioneer ESOP for their service with the Company.

    2.3.    The Company amended the Plan effective April 1, 2002 to convert part of the Plan to an Employee Stock Ownership Plan under Section 407(d)(6) of ERISA and section 4975(e)(7) of the Code.

        3.     Applicability.

    3.1.    Notwithstanding any other provisions of the Plan to the contrary, the provisions of this Appendix D shall apply to each Prior Pioneer Participant who became a participant in the Plan.

        4.     Participation.

    4.1.    Effective October 1, 2003, each Prior Pioneer Participant shall become a Former Participant under Section 2.30 of the Plan only with respect to their Pioneer ESOP Accrued Benefit.

        5.     Accrued Benefit.

    5.1.    As of October 1, 2003, the Accrued Benefit of each Prior Pioneer Participant shall be credited with an amount equal to his Pioneer ESOP Accrued Benefit as of September 30, 2003. Amounts credited to Participant Accounts shall constitute contributions to the Employee Stock Purchase Program ("ESOP") under Section 4 of Appendix C, and shall remain part of the ESOP until the Participants elect to transfer the funds to a fund other than the Company Stock Fund.

        6.     Vesting of Pioneer ESOP Accrued Benefit.

    6.1.    Each Participant who was a Prior Pioneer Participant who becomes a participant in the Plan effective October 1, 2003 shall become fully vested in his Pioneer ESOP Accrued Benefit.

        7.     Protection of Benefits.

    7.1.    Notwithstanding the foregoing, nothing in this Appendix D shall be construed as reducing benefits of Prior Pioneer Participants in violation of section 411(d)(6) of the Code.

        8.     Applicability of Plan Provisions.

    8.1.    Except as otherwise specifically provided in this Appendix D, all provisions of the Plan shall apply to Participants that are described in this Appendix D.

AMENDMENT NO. 4 TO THE CASH BALANCE PENSION PLAN.

          I.     Plan Expenses. Section 14.3 is amended by adding the following to the end of Section 14.3:

    The Administration Committee is authorized and directed to charge a distribution fee to each Participant who receives a lump sum distribution pursuant to Section 7.2(b) of the Plan, to the extent permitted by law and related regulations. The Administration Committee is authorized and directed to pay this expense from the Trust and to allocate the expense to the Participant's Account. The Administration Committee shall determine the amount of the distribution fee and may adjust the fee from time to time, at its discretion, provided that the fee must be reasonable with respect to the services provided.

    II.    Name Change. Effective January 1, 2004, the official Plan name shall be the "WaMu Pension Plan." Accordingly, each reference in the Plan document to the Washington Mutual, Inc. Cash Balance Pension Plan or the Cash Balance Pension Plan shall thereafter refer to the "WaMu Pension Plan."

        Pursuant to the authority delegated to him by the Human Resources Committee of the Board of Directors at its June 13, 2003 meeting, the undersigned officer of Washington Mutual, Inc. hereby executes this instrument to be effective as of October 1, 2003 unless otherwise indicated in this instrument.

WASHINGTON MUTUAL, INC.
By:	/s/ DARYL D. DAVID
Its:	Executive Vice President of Human Resources

QuickLinks

  Exhibit 10.7.8